LAKELAND FINANCIAL CORPORATION

POWER OF ATTORNEY
SECTIONS 13d AND 16a MATTERS


	Know all by these present the undersigned hereby

constitutes and appoints each of Becka J. Turnbow,

Matthew VanDeWielle and J. Rickard Donovan, signing

singly, as the undersigneds true and lawful attorneys in fact to

1	execute for and on behalf of the undersigned,

in the undersigneds capacity as a more than five percent

5 percent stockholder if applicable of Lakeland Financial

Corporation the Company, any Schedule 13D or

Schedule 13G and any amendments thereto in accordance

with Section 13d of the Securities Exchange Act of

1934 the Exchange Act and the rules thereunder

2	execute for and on behalf of the undersigned,

in the undersigneds capacity as a director, officer

or stockholder of the Company or a subsidiary of the

Company, Forms 3, 4 and 5 in accordance with Section

16a of the Exchange Act and the rules thereunder

3	do and perform any and all acts for and on

behalf of the undersigned which may be necessary

or desirable to complete and execute any such Form 3,

 4 or 5 and any such Schedule 13D or Schedule 13G and

 any amendments thereto and timely file such form or

 schedule with the United States Securities and Exchange

 Commission, the Nasdaq Stock Market, the Company and

 any stock exchange or similar authority and

4	take any other action of any type whatsoever

 in connection with the foregoing which, in the opinion

 of such attorney in fact, may be of benefit to, in the

 best interest of, or legally required by, the undersigned,

 it being understood that the documents executed by

 such attorney in fact on behalf of the undersigned

 pursuant to this Power of Attorney shall be in

such form and shall contain such terms and conditions

 as such attorney in fact may approve in such

attorney in facts discretion.

The undersigned hereby grants to each such attorney in fact

 full power and authority to do and perform any and

 every act and thing whatsoever requisite, necessary

 or proper to be done in the exercise of any of the

 rights and powers herein granted, as fully to all

 intents and purposes as the undersigned might or

 could do if personally present, with full power

 or substitution or revocation, hereby ratifying

 and confirming all that such attorney in fact, or

 such attorney in facts substitute or substitutes,

 shall lawfully do or cause to be done by virtue

 of this power of attorney and the rights and

 powers herein granted.  The undersigned acknowledges

 that the foregoing attorneys in fact, in serving in

 such capacity at the request of the undersigned,

 are not assuming, nor is the Company assuming, any

 of the undersigneds responsibilities to comply

 with Section 13d or Section 16 of the Exchange Act.

This Power of Attorney shall remain in full force

 and effect until the undersigned is no longer required

 to file Forms 3, 4 and 5 and Schedule 13D or Schedule

 13G including any amendments thereto with respect

 to the undersigneds holdings of and transactions

 in securities issued by the Company, unless earlier

 revoked by the undersigned in a signed writing

 delivered to the foregoing attorneys in fact.

IN WITNESS WHEREOF, the undersigned has caused

 this Power of Attorney to be executed as of the

 13th day of July, 2021.

    s Eric H Ottinger
Name